Exhibit 99.1

Stock Performance Graph

The graph below compares the five year cumulative total return on the common stock of Wynn Resorts, Limited (the “Company”) to the cumulative total return of the Standard & Poor’s 500 Stock Index (“S&P 500”) and the Dow Jones US Gambling Index. The performance graph assumes that $100 was invested on December 31, 2005 in each of the Company’s common stock, the S&P 500 and the Dow Jones US Gambling Index, and that all dividends were reinvested. The stock price performance shown in this graph is neither necessarily indicative of, nor intended to suggest, future stock price performance.

	12/05	12/06	12/07	12/08	12/09	12/10

Wynn Resorts Ltd.	100.00	182.51	228.00	85.93	125.47	242.51
S&P 500	100.00	115.80	122.16	76.96	97.33	111.99
Dow Jones US Gambling	100.00	145.71	167.28	44.99	70.06	121.28

The performance graph should not be deemed filed or incorporated by reference into any other of the Company’s filings under the Securities Act of 1933 or the Exchange Act of 1934, unless the Company specifically incorporate the performance graph by reference therein.